Exhibit 10.2

                                VOTING AGREEMENT

         This VOTING AGREEMENT (this "Agreement"), dated as of October 16, 2006, is entered into by and among LEVEL 3 COMMUNICATIONS, INC. ("Parent") and the individuals and other parties listed on Schedule A hereto (each, a "Stockholder", and collectively, the "Stockholders").

         WHEREAS, the Stockholders own (both beneficially and of record) in the aggregate 8,024,392 shares of Company Common Stock, par value $0.01 per share ("Company Common Stock"), of Broadwing Corporation, a Delaware corporation (the "Company") (together with any shares of Company Common Stock acquired by the Stockholder after the date hereof being collectively referred to herein as the "Shares");

         WHEREAS, Parent, Level 3 Services, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Parent ("Merger Sub"), Level 3 Colorado, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent ("Sister Subsidiary"), and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"); and

         WHEREAS, each Stockholder has agreed to enter into this Agreement in order to induce Parent and Merger Sub to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement.

         NOW, THEREFORE, in consideration of Parent's and Merger Sub's entering into the Merger Agreement and of the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     SECTION 1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement.

     SECTION 2. Representations and Warranties of Stockholder. Each Stockholder hereby represents and warrants to Parent as follows:

     2.1 Title to the Shares. Such Stockholder is the record and beneficial owner of, and has good and marketable title to, the number of shares of Company Common Stock set forth opposite the name of such Stockholder on Schedule A hereto, which as of the date hereof constitutes all of the shares of Company Common Stock, or any other securities convertible into or exercisable for any shares of Company Common Stock (all collectively being "Company Securities") owned beneficially and of record by such Stockholder and its respective Affiliates. Such Stockholder and its respective Affiliates do not have any rights of any nature to acquire any additional Company Securities. Such Stockholder owns all of such shares of Company Common Stock free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, restrictions, charges, proxies and other encumbrances of any nature, and has not appointed or granted any proxy, which appointment or grant is still effective, with respect to any of such shares of Company Common Stock owned by it.

     2.2 Organization. Such Stockholder (if an entity) is duly organized, validly existing, and in good standing under the laws of the state of its incorporation, formation or organization.

     2.3 Authority Relative to this Agreement. Such Stockholder has the legal capacity (in the case of Stockholders that are natural persons), and all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Stockholder (in case of Stockholders that are not natural persons). This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, (i) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) subject to general principles of equity.

     2.4 No Conflict. Except for any filings as may be required by applicable federal securities laws, the execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (a) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person by such Stockholder; (b) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation, by-laws or analogous documents of such Stockholder (other than Stockholders that are natural persons) or any other agreement to which such Stockholder is a party, including any voting agreement, stockholders agreement, voting trust, trust agreement, pledge agreement, loan or credit agreement, note, bond, mortgage, indenture lease or other agreement, instrument, permit, concession, franchise or license; or (c) conflict with or violate any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or to such Stockholder's property or assets.

     SECTION 3. Covenants of Stockholder.

     3.1 Restriction on Transfer. Except as provided in the last sentence of this Section 3.1, Stockholder hereby covenants and agrees that prior to the termination or expiration of this Agreement, except as otherwise specifically contemplated by this Agreement, Stockholder shall not sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant any proxy to, deposit any Shares into a voting trust, enter into a voting trust agreement or create or permit to exist any additional security interest, lien, claim, pledge, option, right of first refusal, limitation on voting rights, charge or other encumbrance of any nature with respect to the Shares, that would prevent or impair Stockholder's performance of his obligations hereunder. Notwithstanding anything to the contrary in this Agreement, Stockholder may continue to sell Shares in accordance with the terms of his existing 10b5-1 trading plan, provided that he may not amend that plan to increase the volume or frequency of the disposition of the Shares.

     3.2 Additional Shares. Prior to the termination of this Agreement, each Stockholder will promptly notify Parent of the number of any new shares of Company Common Stock or any

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

other Company Securities acquired directly or beneficially by such Stockholder, if any, after the date hereof. Any such shares shall become "Shares" within the meaning of this Agreement.

     3.3 Appraisal Rights. Each Stockholder hereby irrevocably waives any rights of appraisal, or rights to dissent from the Merger, that such Stockholder may have, and agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company or any of its subsidiaries (or any of their respective successors) relating to the negotiation, execution and delivery of this Agreement or the Merger Agreement or the consummation of the Merger or any of the other transactions contemplated hereby or thereby.

     SECTION 4. Voting Agreement.

     4.1 Voting Agreement. Each Stockholder hereby agrees, severally and not jointly, that prior to the termination of this Agreement, at any meeting of the stockholders of the Company, however called, in any action by written consent of the stockholders of the Company, or in any other circumstances upon which such Stockholder's vote, consent or other approval is sought, such Stockholder shall vote the Shares owned beneficially or of record by such Stockholder as follows:

     (a) in favor of adoption of the Merger Agreement and approval of the terms thereof and of the Merger and each of the other transactions contemplated thereby;

     (b) against any action or agreement that Parent has provided reasonable prior written notice thereof to Stockholder that has or would be reasonably likely to result in any conditions to the Company's obligations under Article VIII of the Merger Agreement not being fulfilled ;

     (c) against any Acquisition Proposal;

     (d) against any amendments to the Company Organizational Documents if such amendment would reasonably be expected to prevent or delay the consummation of the Closing; and

     (e) against any other action or agreement that is intended, or could reasonably be expected, to impede, interfere with, delay, or postpone the Merger or the transactions contemplated thereby or change in any manner the voting rights of any class of stock of the Company.

     4.2 Other Voting. Each Stockholder shall vote on all issues other than those specified in this Section 4 that may come before a meeting of the stockholders of the Company in its sole discretion, provided that such vote does not contravene the provisions of this Section 4. Nothing in this Agreement shall be deemed to govern or relate to any actions, omissions to act, or votes taken or not taken by Stockholder in his capacity as a director of the Company and no action taken by Stockholder in his capacity as a director of the Company shall be deemed to violate any of Stockholder's duties under this Agreement.


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

     SECTION 5. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders as follows:

     5.1 Organization. Parent is duly organized, validly existing, and in good standing under the laws of the state of its incorporation.

     5.2 Authority Relative to this Agreement. Parent has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Parent. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Stockholders, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, (i) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) subject to general principles of equity.

     5.3 No Conflict. The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, (a) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or any other Person by Parent, except for filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (b) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation or by-laws of Parent or any other agreement to which such Parent is a party; or (c) conflict with or violate any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or to Parent's property or assets.

     SECTION 6. Further Assurances. Each Stockholder shall, without further consideration, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may request for the purpose of effectuating the matters covered by this Agreement.

     SECTION 7. Stop Transfer Order. In furtherance of this Agreement, concurrently herewith each Stockholder shall and hereby does authorize Parent to notify the Company's transfer agent that there is a stop transfer order with respect to all Shares (and that this Agreement places limits on the voting and transfer of the Shares). Each Stockholder further agrees to cause the Company not to register the transfer of any certificate representing any of the Shares unless such transfer is made in accordance with the terms of this Agreement.

     SECTION 8. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding on any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock or other voting securities of the Company, the number of Shares shall be deemed adjusted appropriately and this Agreement and the obligations hereunder shall attach to any

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

additional shares of Company Common Stock or other Company Securities issued to or acquired by a Stockholder.

     SECTION 9. No Termination or Closure of Trusts. Unless, in connection herewith, the Shares held by any trust which are presently subject to the terms of this Agreement are transferred upon termination to one or more Stockholders and remain subject in all respects to the terms of this Agreement, the Stockholders who are trustees shall not take any action to terminate, close or liquidate any such trust and shall take all steps necessary to maintain the existence thereof at least until the first to occur of (i) the Effective Time of the Merger and (ii) the termination of the Merger Agreement in accordance with its terms.

     SECTION 10. Termination. This Agreement shall terminate on the first to occur of (a) the Effective Time or (b) the termination of the Merger Agreement, provided that the provisions of Section 11 hereof shall survive any such termination.

     SECTION 11. Miscellaneous.

     11.1 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

     11.2 Specific Performance. The parties hereto agree that, in the event any provision of this Agreement is not performed in accordance with the terms hereof, (a) the non-breaching party will sustain irreparable damages for which there is not an adequate remedy at law for money damages and (b) the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     11.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof.

     11.4 Assignment. Without the prior written consent of the other party to this Agreement, no party may assign any rights or delegate any obligations under this Agreement. Any such purported assignment or delegation made without prior consent of the other party hereto shall be null and void.

     11.5 Parties in Interest. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     11.6 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     11.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the

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

economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     11.8 Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.8):

         if to Parent:

                  Level 3 Communications, Inc.
                  1025 Eldorado Blvd.
                  Broomfield, CO 80021
                  Attn: General Counsel

         with a copy to:

                  Willkie Farr & Gallagher LLP
                  787 Seventh Avenue
                  New York, NY 10019
                  Attention:  David K. Boston

         if to the Stockholders, at their respective addresses set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

     11.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     11.10 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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


         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

             LEVEL 3 COMMUNICATIONS, INC.


               By: _/s/ Robert M. Yates
                       Name: Robert M. Yates
                       Title:  Senior Vice President


               STOCKHOLDERS

               DR. DAVID HUBER


               By: _/s/ David R. Huber
                       Name: David R. Huber



               HRLD LIMITED PARTNERSHIP


               By: _/s/ David R. Huber
                       Name: David R. Huber
                       Title: President of its general partner, HRLD
                              CORPORATION



               DR. DAVID R. HUBER GRANTOR RETAINED ANNUITY TRUST


               By: _/s/ David R. Huber
                       Name: David R. Huber
                       Title: Grantor


               COLUMBIA TRUST


               By: _/s/ David R. Huber
                       Name: David R. Huber

               THE GRANDE FOUNDATION


               By: _/s/ David R. Huber
                       Name: David R. Huber



               HRLD CORPORATION


               By: _/s/ David R. Huber
                       Name: David R. Huber
                       Title: President



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


                                   SCHEDULE A

            Name and Address                         Number and Class
             of Stockholder                           of Shares Owned                     Total Number of Votes

             David R. Huber
       7151 Columbia Gateway Drive
                 Suite E
           Columbia, MD 21045                     5,053,937 common shares                       5,053,937

        HRLD Limited Partnership
       7151 Columbia Gateway Drive
                 Suite E
           Columbia, MD 21045                     2,491,673 common shares                       2,491,673

        The David R. Huber Grantor
         Retained Annuity Trust
       7151 Columbia Gateway Drive
                 Suite E
           Columbia, MD 21045                      295,210 common shares                         295,210

              Columbia Trust
       7151 Columbia Gateway Drive
                 Suite E
           Columbia, MD 21045                      142,000 common shares                         142,000

            Grande Foundation
       7151 Columbia Gateway Drive
                 Suite E
           Columbia, MD 21045                      41,276 common shares                          41,276

            HRLD Corporation
       7151 Columbia Gateway Drive
                 Suite E
           Columbia, MD 21045                        296 common shares                             296



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